Exhibit 23.2

                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the registration statement (No. 333-63349) on Form S-3 of Liberty Financial Companies, Inc. and to the incorporation by reference of our report dated February 16, 1996, relating to the consolidated income statement, consolidated statement of stockholders' equity and consolidated statement of cash flows for the year ended December 31, 1995 and the related schedules, incorporated by reference in its annual report on Form 10-K for the year ended December 31, 1997.

                                                       /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
September 30, 1998